Barbara Tejeda	January 1st, 2008
CEO
El Maniel
7424 Brighton Village Dr.
Raleigh, NC 27616

Lic. José Matías Maragoto González
CEO
ABAM S.A.
Calle Marcos Ruiz #79
Villa Juana, Santo Domingo Dominican Republic

Dear Lic. José Matías,

            Per our discussion, your signature below certifies the pricing terms on the agreement letter signed on September 3rd 2007 are guaranteed through 2008 and governed by North Carolina State Law.

The pricing terms of $1.60 per cigar are detailed in you November 7, 2007 email and your invoice number 200777 which highlights our costs of $1.60 per cigar.

Yours Truly

/s/ Barbara Tejeda
Barbara Tejeda
CEO

ACCEPTED AND AGREED:

Lic. José Matías Maragoto González

/s/ Lic. José Matías Maragoto González                Date: January 1st, 2008

2008-04-22 15:00 EL MANIEL CIGARS INC 9192175695 >> INTUITY_FAX P 2/2

CIGAR

INVOICE

Fecha	Factura Nº.
26-Nov-07	200777

BILL TO:	SHIP TO:
Ramon Tejada El Maniel Internacional, INC 7424Brighton Village Dr. Raleigh, NC 27616	Ramon Tejada El Maniel Internacional, INC 7424Brighton Village Dr. Raleigh, NC 27616

DESCRIPTION	CIGARS	Price / Bundle FOB (US$)	Amount
PLC Short Torpedos 52 x 5" Naturales, Long Filler, Hand Made in Dom. Rep. in boxes of 25 units	1,250	$ 1.84	$ 2,300.00
Brokerage Dominican Republic	1	$ 150.00	$ 150.00
Air Freight S.Dom.- Miami	1	$ 125.00	$ 125.00
Use of License to Import Cigars	1	$ 230.00	$ 230.00
UPS Miami- North Carolina	1	$ 112.50	$ 112.50
PLC Short Torpedos 52 x 5" Naturales, Long Filler, Hand Made in Dom. Rep. in bundles of 25 units	3,750	$ 1.60	$ 6,000.00
Just to inform you for your records, Cigar Rings delivered cigars bands on Nov 1, 2007			
		TOTAL FACTURA $	**8,917.50**